UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 17, 2006

(Date of earliest event reported)

ICOS Corporation

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-19171	91-1463450
(Commission File Number)	(IRS Employer Identification No.)

22021 – 20th Avenue S.E., Bothell, WA	98021
(Address of Principal Executive Offices)	(Zip Code)

(425) 485-1900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2006, ICOS Corporation, a Washington corporation (“ICOS”), Eli Lilly and Company, an Indiana corporation (“Eli Lilly”), and Tour Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Eli Lilly (“Merger Sub”), entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 16, 2006 (the “Amendment”). Pursuant to the Amendment, the proposed merger consideration was increased from $32.00 per share of ICOS common stock to $34.00 per share of ICOS common stock.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the ICOS press release relating to the Amendment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of December 17, 2006, by and among ICOS Corporation, Eli Lilly and Company and Tour Merger Sub, Inc.

99.1	Press release issued by ICOS Corporation on December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOS CORPORATION

Date: December 18, 2006	By:	/s/ Michael A. Stein
Michael A. Stein
Senior Vice President and Chief Financial Officer